Exhibit 99.1

For Immediate Release

ReWalk Robotics Reports Second Quarter 2017 Financial Results
-- 146% YOY growth in Q2 revenue to $2 million and record 1H revenue of $4.5 million –
-- 11 favorable commercial case-by-case insurance coverage decisions --
-- 217 pending insurance claims in the U.S. and Germany --
-- Unveiled Restore soft-exosuit for stroke patients --

YOKNEAM ILIT, ISRAEL / MARLBOROUGH, MA, August 3, 2017 – ReWalk Robotics Ltd. (Nasdaq: RWLK) (“ReWalk” or “the Company”) today announced its financial results for the three- and six-month periods ended June 30, 2017.

Highlights of and subsequent to the second quarter include:

•	Total revenue for the second quarter of 2017 grew 146% year-over-year to $2 million, compared to $817,000 for the second quarter of 2016;

•	Placed 31 ReWalk units during the second quarter, of which 17 were placed in the U.S., 11 were in our direct markets in Europe, and three were in other markets;

•	Increased pending insurance claims to 217 in the U.S. and Germany, as of the end of the quarter;

•	Secured 11 favorable commercial insurance coverage decisions;

•	Announced a Florida court ruling that Blue Cross Blue Shield of Florida must provide coverage of a ReWalk exoskeleton system for a plan member;

•	Signed exclusive distribution agreement in France with Harmonie Medical Service (HMS), one of the largest medical device providers in the country; and

•	Unveiled the Restore lightweight soft-exosuit base design for clinical studies and commercialization of an initial indication designed for stroke patients.

“This was another strong quarter for ReWalk as we advanced our key initiatives: securing insurance reimbursement coverage for the ReWalk personal device, expanding our global footprint and progressing our innovative ‘soft suit’ exoskeleton technology designed for individuals with stroke. We’ve submitted extensive data for review by a large commercial insurer in the U.S. and await a decision. We believe that a positive coverage decision would be an important catalyst for our business and the industry. It would also reflect the growing consensus among multiple courts and insurers who have determined, on a case by case basis, that our technology is not experimental and offers health benefits to its users,” stated Larry Jasinski, Chief Executive Officer.

“At the same time, we are excited to have introduced our Restore lightweight ‘soft suit’ design for stroke patients. We plan to begin clinical studies and pursue regulatory approvals so that we can commercialize the Restore in 2018, in order to broaden the reach of our technology to the millions of patients who can benefit from access to the device,” he added.

Second Quarter 2017 Financial Results

Total revenue was $2 million for the second quarter of 2017, an increase of 146% compared with $817,000 in the second quarter of 2016. 31 ReWalk units were placed during the second quarter, compared with 25 ReWalk systems placed in the prior year period, of which 17 were placed in the U.S., 11 in Europe, and three with distributors.

Gross margin improved to 37% during the second quarter of 2017 compared to 10% in the prior year period, primarily attributable to the increase in volume, conversion of rental units to purchases, and lower product costs.

Total operating expenses in the second quarter of 2017 were $6.1 million compared with $8.7 million in the second quarter of 2016. Operating expenses in the second quarter of 2017 reflect initiatives to reduce spending announced earlier in 2017. Second quarter 2016 expenses include a one-time R&D charge related to the licensing agreement with the Wyss Institute at Harvard University.

Net loss was $6.3 million for the second quarter of 2017 compared with a net loss of $9.1 million in the prior year quarter. Non-GAAP net loss for the second quarter was $4.9 million compared with a non-GAAP net loss of $8.0 million in the second quarter of 2016.*

*A reconciliation of net loss to non-GAAP net loss is included at the end of this press release.

Liquidity

As of June 30, 2017, ReWalk had $16.3 million in cash on its balance sheet.

Conference Call

ReWalk management will host its second quarter conference call as follows:

Date		August 3, 2017
Time		8:30 AM EDT
Telephone	U.S:	(844) 423-9889
	International:	(716) 247-5804
	Israel:	18 09 45 78 77
Access code		47740857
Webcast (live and archive)		www.rewalk.com under the “Investors” section.

A telephone replay will be available shortly after the completion of the call for two weeks at (855) 859-2056 (U.S.) or (404) 537-3406 (International). The passcode for the replay is 47740857.

About ReWalk Robotics Ltd.
ReWalk Robotics Ltd. develops, manufactures and markets wearable robotic exoskeletons for individuals with spinal cord injury. ReWalk’s mission is to fundamentally change the quality of life for individuals with lower limb disability through the creation and development of market leading robotic technologies. Founded in 2001, ReWalk has headquarters in the U.S., Israel and Germany. For more information on the ReWalk systems, please visit www.rewalk.com.

ReWalk® is a registered trademark of ReWalk Robotics Ltd. in Israel.

Forward-Looking Statements
In addition to historical information, this press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, and Section 21E of the U.S. Securities Exchange Act of 1934. Such forward-looking statements may include projections regarding ReWalk’s future performance and, in some cases, may be identified by words like “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “should,” “would,” “seek” and similar terms or phrases. The forward-looking statements contained in this press release are based on management’s current expectations, which are subject to uncertainty, risks and changes in circumstances that are difficult to predict and many of which are outside of ReWalk’s control. Important factors that could cause ReWalk’s actual results to differ materially from those indicated in the forward-looking statements include, among others: ReWalk’s expectations regarding future growth, including its ability to increase sales in its existing geographic markets, expand to new markets and achieve its planned expense reductions; the conclusion of ReWalk’s management for the financial statements for the second quarter of 2017 and for fiscal 2016, and the opinion of ReWalk’s auditors in their report on the Company’s financial statements for fiscal 2016, that there are substantial doubts as to ReWalk’s ability to continue as a going concern; ReWalk’s ability to maintain and grow its reputation and the market acceptance of its products; ReWalk’s ability to achieve reimbursement from third-party payors for its products; ReWalk’s expectations as to its clinical research program and clinical results; ReWalk’s expectations as to the results of, and the Food and Drug Administration’s potential regulatory developments with respect to, ReWalk’s mandatory post-market 522 surveillance study; the outcome of ongoing shareholder class action litigation relating to ReWalk’s initial public offering;  ReWalk’s ability to repay its secured indebtedness; ReWalk’s ability to improve its products and develop new products; ReWalk’s ability to maintain adequate protection of its intellectual property and to avoid violation of the intellectual property rights of others; ReWalk’s ability to gain and maintain regulatory approvals; ReWalk’s ability to secure capital from its equity and debt financings in light of limitations under its Form S-3, the price range of its ordinary shares and conditions in the financial markets, and the risk that such financings may dilute ReWalk’s shareholders or restrict its business; ReWalk’s ability to use effectively the proceeds of its 2016 follow-on offering; ReWalk’s ability to maintain relationships with existing customers and develop relationships with new customers; the impact of the market price of ReWalk’s ordinary shares on the determination of whether ReWalk is a passive foreign investment company; ReWalk’s compliance with medical device reporting regulations to report adverse events involving its products and the potential impact of such adverse events on ReWalk’s ability to market and sell its products; and other factors discussed under the heading “Risk Factors” in ReWalk’s Annual Report on Form 10-K for the year ended  December 31, 2016, as amended, filed with the U.S. Securities and Exchange Commission and other documents subsequently filed with or furnished to the U.S. Securities and Exchange Commission. Any forward-looking statement made in this press release speaks only as of the date hereof. Factors or events that could cause ReWalk’s actual results to differ from the statements contained herein may emerge from time to time, and it is not possible for ReWalk to predict all of them. Except as required by law, ReWalk undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future developments or otherwise.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP), ReWalk believes that the use of non-GAAP net loss is helpful to its investors. This measure is not prepared in accordance with GAAP.

For the three- and six-months ended June 30, 2017 and 2016, non-GAAP net loss is calculated as GAAP net loss excluding (i) non-cash share-based compensation expense, (ii) depreciation and (iii) non-cash financial expenses.

Because of varying available valuation methodologies, subjective assumptions, and the variety of equity instruments that can impact a company’s non-cash expenses, ReWalk believes that providing non-GAAP net loss that excludes non-cash share-based compensation expense, depreciation and non-cash financial (income) expenses allows for more meaningful comparisons between operating results from period to period. This non-GAAP financial measure is an important tool for financial and operational decision-making and for the Company’s evaluation of its operating results over different periods of time. Non-GAAP net loss is not a measure of the Company’s financial performance under U.S. GAAP, and should not be considered as an alternative to operating loss or net loss or any other performance measures derived in accordance with GAAP. Non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in ReWalk’s industry, as other companies in the industry may calculate non-GAAP financial results differently, particularly related to non-recurring, unusual items. In addition, there are limitations in using non-GAAP financial measures in general, because non-GAAP financial measures are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies and exclude expenses that may have a material impact on the Company’s reported financial results. Further, share-based compensation expense has been, and will continue to be for the foreseeable future, a significant recurring expense in the Company’s business and an important part of the compensation provided to its employees. ReWalk urges investors to review the below reconciliation of the Company’s non-GAAP net loss to net loss, the comparable GAAP financial measure, and not to rely on any single financial measure to evaluate the Company’s business.

Investor Contact:

Lisa M. Wilson

President

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Media Contact:

Jennifer Wlach

Senior Vice President

Mercury LLC

T: 202-261-4000

E: jwlach@mercuryllc.com

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ReWalk Robotics Ltd.

Condensed Consolidated Statements of Operations

In thousands except per share data

(unaudited)

	Three Months Ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016

Revenue	$2,007	$817	$4,506	$2,878
Cost of revenues	1,266	732	2,716	2,300
Gross profit	741	85	1,790	578
Operating expenses:
Research and development, net	1,385	3,074	2,815	4,769
Sales and marketing	2,873	3,504	6,006	6,803
General and administration	1,850	2,095	3,991	4,009
Total operating expenses	6,108	8,673	12,812	15,581
Operating loss	(5,367)	(8,588)	(11,022)	(15,003)
Loss on extinguishment of debt	313	-	313	-
Financial expenses, net	633	517	1,364	1,006
Loss before income taxes	(6,313)	(9,105)	(12,699)	(16,009)
Income taxes (tax benefit)	(4)	12	10	30
Net loss	$(6,309)	$(9,117)	$(12,709)	$(16,039)
Net loss per ordinary share, basic and diluted	$(0.37)	$(0.74)	$(0.75)	$(1.30)
Weighted average shares outstanding, basic and diluted	17,218,154	12,403,541	16,837,903	12,363,698

Reconciliation of GAAP to Non-GAAP net loss
Net loss	$(6,309)	$(9,117)	$(12,709)	$(16,039)
Non-cash share based compensation expense	847	826	1,698	1,543
Depreciation	177	164	357	327
Non-cash financial expenses	346	166	379	322
Non-GAAP net loss	$(4,939)	$(7,961)	$(10,275)	$(13,847)

ReWalk Robotics Ltd.

Condensed Consolidated Balance Sheets

In thousands

	June 30,	December 31,
	2017	2016
Assets	Unaudited	Audited
Current assets
Cash & cash equivalents	$16,255	$23,678
Trade receivable, net	1,114	1,254
Prepaid expenses and other current assets	1,259	1,291
Inventory	3,415	3,264
Total current assets	22,043	29,487
Other long-term assets	1,210	1,018
Property and equipment, net	1,068	1,258
Total assets	$24,321	$31,763
Liabilities and equity
Current liabilities
Current maturities of long term loan	$7,441	$7,495
Trade payables	2,910	3,424
Other current liabilities	1,462	1,479
Total current liabilities	11,813	12,398

Long term loan	8,537	10,518
Other long-term liabilities	568	587
Shareholders' equity	3,403	8,260
Total liabilities and equity	$24,321	$31,763

ReWalk Robotics Ltd.

Condensed Consolidated Statements of Cash Flows

In thousands

(unaudited)

	Six months ended
	June 30,
	2017	2016

Net cash used in operating activities	$(11,231)	$(13,513)

Net cash used in investing activities	(22)	(395)

Net cash provided by financing activities	3,830	11,725
Decrease in cash and cash equivalents	(7,423)	(2,183)
Cash and cash equivalents at beginning of period	23,678	17,869
Cash and cash equivalents at end of period	$16,255	$15,686

ReWalk Robotics Ltd.

Revenue and Units Placed by Region and Product

In thousands except units

(unaudited)

	Three Months Ended		Six months ended
	June 30,		June 30,
	2017	2016	2017	2016
Revenue:
United States	$1,342	$527	$3,441	$2,266
Europe	665	244	1,065	504
Asia Pacific	-	46	-	108
Total Revenue	$2,007	$817	$4,506	$2,878

Units Placed:
United States	17	13	43	39
Europe	14	10	25	15
Asia Pacific	-	2	-	3
Total Units Placed	31	25	68	57

Revenue:
Personal units revenue	$1,903	$708	$4,326	$2,679
Rehabilitation units revenue	104	109	180	199
Total Revenue	$2,007	$817	$4,506	$2,878

Units Placed:
Personal units placed	30	24	66	55
Rehabilitation units placed	1	1	2	2
Total Units Placed	31	25	68	57